UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

AEW REAL ESTATE INCOME FUND

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STEVENSON CAPITAL MANAGEMENT, INC.

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER

THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

On March 13, 2007, Stevenson Capital Management, Inc. sent a letter to the Secretary of AEW Real Estate Income Fund. A copy of the letter is set forth below.

[Letterhead of Stevenson Capital Management, Inc.]

Stevenson Capital Management, Inc.

19925 Stevens Creek Boulevard

Cuppertino, California 95014

March 13, 2007

VIA FEDERAL EXPRESS

TO:	Secretary of AEW Real Estate Income Fund

Stevenson Capital Management, the beneficial holder of 378,400 shares of the AEW Real Estate Income Fund (the “Fund”) at the time of giving of this notice, and entitled to vote at the 2007 Annual Meeting of the Fund’s shareholders, hereby gives notice of intent to:

1. Nominate the following individuals as Class II Trustees for election to the Board of Trustees of AEW Real Estate Income Fund:

PHILIP GOLDSTEIN, JOHN R. KNIGHT and DAVID TEPPER; and

2. Introduce at the 2007 Annual Meeting the following proposal:

RESOLVED, that the shareholders of AEW Real Estate Income Fund (the “Fund”) strongly recommend that the Board of Trustees promptly take the steps necessary to open end the Fund as soon as possible.

Pursuant to Section 10.6(c) of the Fund’s Bylaws, for a notice to be considered timely, a stockholder’s nomination of a candidate for the Fund’s Board of Trustees must be delivered to the Secretary of the Fund at the principal executive offices not less than 45 nor more than 60 days prior to the first anniversary of the date on which the Fund began mailing its proxy materials for the prior year’s annual meeting.

As the Fund first mailed its proxy materials for the preceding year’s annual meeting on April 28, 2006, the first anniversary is April 28, 2007. Accordingly, this notice is being timely given since it is delivered no earlier than the close of business on February 28, 2007 and no later than the close of business on March 14, 2007. The Fund’s proxy statement dated April 28, 2006 confirms these dates.

Attached as Exhibit A hereto is the information relating to each nominee for election as a Trustee that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Attached as Exhibit B hereto are written consents of each nominee to being nominated as a Trustee in our proxy statement and serving as a Trustee if elected.

                Attached as Exhibit C hereto is certain other information, including our statement in support of our proposal to open-end the Fund, required to be provided by Stevenson Capital Management, Inc. in connection with providing this notice of matters to be proposed at the Fund’s 2007 Annual Meeting of Shareholders.

Stevenson Capital Management, Inc. does not believe that any of the proposed nominees is or will be an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended), as evidenced by the questionnaire responses provided by the proposed nominees and enclosed under Exhibit D hereto.

Information with respect to all securities purchased or sold by Stevenson Capital Management, Inc. and Bulldog Investors in the past two years, is set forth under Exhibit E hereto.

We have taken notice of the press release issued by the Fund on March 12, 2007, in which the Fund announced its intention to orderly liquidate the assets of the Fund and terminate the Fund, with the expectation of completing the liquidation and termination within 60 days. We applaud this decision of the Board of Trustees and hope that our input was constructive to their deliberations. However, while we believe it would be unlikely that the Board of Trustees would change its decision; nonetheless, out of an abundance of caution and up against the shareholder proposal submission deadline of March 14, 2007, we have submitted our above-referenced Trustee nominees and proposals. To the extent that we are given assurances that the Fund is taking affirmative steps to follow through with its announced liquidation and termination plan, it is our intent to withdraw our proposals, including our slate of nominees.

Shown above is the name and address of the shareholder giving this notice as such name and address appears on the Fund’s books and records.

Please call either John F. Della Grotta, at (714) 668-6210 or Lance McKinlay, at (714) 668-6263 of Paul, Hastings, Janofsky & Walker LLP, attorneys for Walter Stevenson, to confirm your receipt of a valid nomination.

DATED: March 13, 2007

Stevenson Capital Management, Inc.

By: /s/ WALTER STEVENSON

Name: Walter Stevenson

Title: President and Chief Executive Officer

The following exhibits to the letter above have not been filed herewith:

Exhibit A: Information Regarding Trustee Nominees, as required by the Fund’s Bylaws

Exhibit B: Written consents of each nominee to being nominated as a Trustee and serving as a Trustee if elected

Exhibit C: Certain Information Regarding Stevenson Capital Management

Exhibit D: Questionnaire Responses Regarding the “Interested Person” Status of the Nominees

Exhibit E: Transactions of SCM and the Nominees in the Fund Within the Past Two Years

INVESTOR NOTICES

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY STEVENSON CAPITAL MANAGEMENT ("SCM") FROM THE STOCKHOLDERS OF AEW REAL ESTATE INCOME FUND (THE "FUND") FOR USE AT ITS ANNUAL MEETING IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. IF AND WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF THE FUND AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

THE FOLLOWING MAY BE DEEMED, UNDER SEC RULES, TO BE PARTICIPANTS IN A POTENTIAL SOLICITATION OF PROXIES FROM THE FUND'S STOCKHOLDERS IN CONNECTION WITH THE UPCOMING SHAREHOLDERS MEETING: SCM, MR. WALTER STEVENSON, THE OFFICERS OF SCM AND THE INDIVIDUALS, IF ANY, THAT MAY BE NOMINATED BY SCM AT THE UPCOMING ELECTION TO SERVE AS DIRECTORS OF THE FUND, INCLUDING PHILIP GOLDSTEIN, JOHN R. KNIGHT AND DAVID TEPPER. INFORMATION REGARDING SCM AND MR. STEVENSON, AND THEIR INTERESTS IN THE FUND, MAY BE FOUND IN THE SCHEDULE 13D FILED BY SCM WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2006, AS AMENDED ON FEBRUARY 27, 2007 AND MARCH 14, 2007, WITH RESPECT TO THE FUND. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.